                                            FOR IMMEDIATE RELEASE
CONTACT:

Richard L. Soloway, CEO                     Stephen D. Axelrod, CFA

Kevin S. Buchel, Senior VP                  Alisa D. Steinberg (Media)

NAPCO SECURITY SYSTEMS, INC.                WOLFE AXELROD WEINBERGER ASSOC. LLC
(631) 842-9400 ext. 120                     (212) 370-4500; (212) 370-4505 fax
                                            steve@wolfeaxelrod.com
                                            alisa@wolfeaxelrod.com


              NAPCO SECURITY SYSTEMS, INC. REPORTS RECORD-BREAKING
                        SECOND QUARTER SALES AND PROFITS

     - SECOND QUARTER REVENUES AND NET INCOME HIGHEST IN COMPANY'S HISTORY -
  - EIGHTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROWTH IN SALES AND EARNINGS -

AMITYVILLE, NEW YORK - FEBRUARY 7, 2006 -- NAPCO SECURITY SYSTEMS, INC., (NASDAQ: NSSC), one of the world's leading suppliers of high performance electronic security equipment for over 30 years, today announced record-breaking results for the second quarter ended December 31, 2005.

Net sales for the three months ended December 31, 2005 increased 8% to $17.2 million from $16.0 million reported for the same quarter a year earlier. Net income for the quarter increased 70% to $1.5 million, or $0.11 per diluted share, as compared to net income of $872,000, or $0.06 per diluted share, for the same period last year.

Net sales for the six months ended December 31, 2005 increased 7% to $31.4 million from $29.5 million for the prior year period. Net income for the six months ended December 31, 2005 increased 66% to $2.3 million or $0.17 per diluted share as compared to $1.4 million or $0.10 per diluted share in the prior year period.

Richard Soloway, Chairman and President, stated "We are very pleased with our second quarter and six months performance levels. Both periods reflect record-breaking sales and profits. I am particularly pleased at the overall strength that our business is showing and we are very confident that the foundation we are building for increased growth will continue to pay off for us in the upcoming years."

FINANCIAL HIGHLIGHTS

                           SECOND QUARTER

o    Net Income increases 70% to $1.5 million

o    EPS increases 83% to $0.11 per diluted share

o    Operating income increases 56% to $2.3 million

o    EBITDA* increases 55% to $2.6 million - MORE -

                                                                        - MORE -


                                   SIX MONTHS


o    Net Income increases 66% to $2.3 million

o    EPS increases 70% to $0.17 per diluted share

o    Operating Income increases 50% to $3.5 million

o    EBITDA* increases 47% to $4.1 million

The year to date success is in large part attributable to several important factors, i.e. our improved distribution network, our many new innovative product introductions and the shift in product mix to commercial, industrial and governmental security product lines. In addition, we are especially optimistic with regard to the recent introductions of our patented second generation, wireless/hardwire code-free alarm systems branded as "Safewatch E-Z" and "Freedom".

These key factors are expected to spur organic growth for years to come and help the Company strengthen its position as an innovative technology leader in the security industry.

                     ---------------------------------------

NAPCO SECURITY SYSTEMS, INC. is one of the world's leading manufacturers of technologically advanced electronic security equipment including intrusion and fire alarm systems, access control systems and electronic locking devices. The Company's products, including those of Alarm Lock and Continental Instruments, feature some of the most popular and best-selling security control panels and sensors, locking devices and access control products. They are used in residential, commercial, institutional, industrial and governmental applications. NAPCO security products have earned a reputation for technical excellence, reliability and innovation, poising the Company for revenue growth in the rapidly expanding electronic security market, a market whose current size exceeds $30 billion.

For additional information on NAPCO, please visit the Company's web site at www.napcosecurity.com.

* For the three months ended December 31, 2005 and 2004, respectively, EBITDA has been calculated by adding depreciation and amortization ($266,000 and $271,000), interest expense ($60,000 and $58,000) and provision for income taxes ($773,000 and $465,000) to net income ($1,483,000 and $872,000).

* For the six months ended December 31, 2005 and 2004, respectively, EBITDA has been calculated by adding depreciation and amortization ($520,000 and $563,000), interest expense ($98,000 and $126,000) and provision for income taxes ($1,229,000 and $742,000) to net income ($2,298,000 and $1,385,000).

                                                            - TABLES TO FOLLOW -

                  NAPCO SECURITY SYSTEMS, INC AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              Three Months Ended                Six Months Ended
                                                                 December 31,                     December 31,
                                                                 ------------                     ------------
                                                              2005            2004              2005               2004
                                                         ---------       ---------        ----------         ----------
Net Sales                                                $  17,223       $  16,019        $   31,403         $   29,459
Cost of Sales                                               11,174          11,101            20,229             20,268
                                                         ---------       ---------        ----------         ----------

     Gross profit                                            6,049           4,918            11,174              9,191
Selling, General and Administrative Expenses                 3,785           3,468             7,658              6,840
                                                         ---------       ---------        ----------         ----------

     Operating income                                        2,264           1,450             3,516              2,351
                                                         ---------       ---------        ----------         ----------

Interest Expense, net                                           60              58                98                126
Other Expenses, net                                              2              55                 6                 98
                                                         ---------       ---------        ----------         ----------

     Other expenses                                             62             113               104                224
                                                         ---------       ---------        ----------         ----------

     Income before minority interest and
        provision for income taxes                           2,202           1,337             3,412              2,127

Minority interest in net loss of subsidiary, net                54               -               115                  -
                                                         ---------       ---------        ----------         ----------

     Income before provision for income taxes                2,256           1,337             3,527              2,127

Provision for income taxes                                     773             465             1,229                742
                                                         ---------       ---------        ----------         ----------

     Net income                                           $  1,483       $     872        $    2,298          $    1,385
                                                         =========       =========        ==========          ==========

Net income per share*:
         Basic                                            $   0.11       $    0.07        $     0.18          $     0.11
                                                         =========       =========        ==========          ==========

         Diluted                                          $   0.11       $    0.06        $     0.17          $     0.10
                                                         =========       =========        ==========          ==========




* The 3:2 stock split declared on November 29, 2005 has been retroactively reflected in all 2004 per share data.

                                                                       - MORE -

                  NAPCO SECURITY SYSTEMS, INC AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                     December 31,     June 30,
                ASSETS                                                                  2005           2005
                                                                                     -----------      --------
                                                                                     (unaudited)
Current Assets:
     Cash and cash equivalents                                                       $     822        $  1,178
     Accounts receivable, less allowance for doubtful accounts                          21,284          21,899
     Inventories, net                                                                   21,048          16,242
     Prepaid expenses and other current assets                                             815             799
     Deferred income taxes                                                               1,533           1,356
                                                                                     ---------        --------

         Total current assets                                                           45,502          41,474
Property, Plant and Equipment, net                                                       9,026           8,533
Goodwill                                                                                 9,686           9,686
Other assets                                                                               149             214
                                                                                     ---------        --------

                                                                                     $  64,363        $ 59,907
                                                                                     =========        ========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                                                 $  6,160        $  5,249
     Accrued expenses                                                                      957           1,156
     Accrued salaries and wages                                                          2,019           2,518
     Accrued income taxes                                                                1,039           1,534
                                                                                     ---------        --------

         Total current liabilities                                                      10,175          10,457

Long-term debt                                                                           3,700           1,950
Accrued income taxes                                                                     2,243           2,243
Deferred income taxes                                                                    1,666           1,579
                                                                                     ---------        --------

         Total liabilities                                                              17,784          16,229

         Total stockholders' equity                                                     46,579          43,678
                                                                                     ---------        --------

                                                                                     $  64,363        $ 59,907
                                                                                     =========        ========


                                       ###